Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$5,023,389
Unrealized Gain (Loss) on Market Value of Futures	(2,405,179)
Dividend Income	1,185
Interest Income	3,633
Total Income (Loss)	$2,623,028

Expenses
General Partner Management Fees	$14,247
Professional Fees	7,482
Brokerage Commissions	8,153
Non-interested Directors' Fees and Expenses	176
Prepaid Insurance Expense	79
NYMEX License Fee	356
Total Expenses	30,493
Expense Waiver	(10,246)
Net Expenses	$20,247
Net Income (Loss)	$2,602,781

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/16	$24,374,577
Net Income (Loss)	2,602,781

Net Asset Value End of Month	$26,977,358
Net Asset Value Per Share (300,000 Shares)	$89.92

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612